UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (date of earliest event reported): October 26, 2010
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact Name of Registrants as Specified in Charter)

	001-14141	13-3937434
DELAWARE	333-46983	13-3937436

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — VOTING
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 26, 2010, the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) approved amendments to, and restated, the Company’s Amended and Restated Bylaws, which changes were effective immediately upon approval. Article II, Section 2.6 of the Amended and Restated Bylaws was amended to provide for a plurality voting standard for the election of directors in contested elections, which are defined as elections where the number of nominees exceeds the number of directors to be elected. Previously, the Amended and Restated Bylaws provided that all elections would be decided by a majority of votes cast.
The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws which are attached hereto as Exhibit 3(ii).

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(D) EXHIBITS

Exhibit
Number	Title

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of October 26, 2010 (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: October 27, 2010

EXHIBIT INDEX

Exhibit
Number	Description

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of October 26, 2010 (filed herewith).